Exhibit 4.1

INERGETICS, INC

CONVERTIBLE DEBENTURE

$165,000.00	October 27, 2014

THIS DEBENTURE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AS TO THIS DEBENTURE OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE ORIGINAL ISSUE DISCOUNT MAY BE PRORATED IF THE CONSIDERATION ACTUALLY PAID BY THE LENDER IS LESS THAN THE DISCOUNTED AMOUNT IN THIS CASE, THE BORROWER IS ONLY REQUIRED TO REPAY THE AMOUNT FUNDED PLUS THE PRORATED ORIGINAL ISSUE DISCOUNT, THE ACCRUED INTEREST AND THE APPLICABLE FEES.

FOR VALUE RECEIVED, the undersigned, Inergetics, Inc, a Delaware corporation (the "Company"), hereby promises to pay to Macallan Partners, LLC (the "Lender"), or its registered assigns, the principal sum of ONE HUNDRED SIXTY FIVE THOUSAND dollars ($165,000.00) (or so much thereof as shall have been advanced by the Lender to the Company hereunder subject to an approximate Original Issue Discount of 9.09%, together with interest (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) on the unpaid principal balance of this Debenture from the date of this Debenture until paid, at the rate of Four percent (4%) per annum. The total amount that the Lender shall provide to the Borrower under this Agreement shall be $150,000 (the “Discounted Amount”). The Discounted Amount shall be paid by Lender, as follows: $150,000 in cash.. All installments shall be payable under a full recourse Convertible Debenture for $165,000 (the “Debenture”).

1.	PAYMENT.

(a)           Payments of the principal of and interest on this Debenture shall be made in lawful money of the United States of America at the current address of the registered holder of this Debenture as recorded in the Company’s books.

(b)           Interest accruing on the outstanding principal balance of this Debenture during the term of this Debenture shall be paid at the Maturity Date, which shall be October 30, 2015. Upon the occurrence of any Event of Default (as such term is defined hereinafter) and acceleration of the indebtedness hereunder, or after the Maturity Date (including without limitation any time from and after the entry of a judgment for sums due), any unpaid principal of this Indenture shall bear interest at the rate of eighteen percent (18%) per annum until paid. There shall be a 10 day grace period for payments to be made hereunder (but interest shall be computed to the actual date of payment).

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(c)           The outstanding principal balance of this Debenture, together with all accrued but unpaid interest thereon, may be prepaid, at the Company's option at any time prior to the Maturity Date, provided that the Company shall give written notice of any such prepayment to the registered holder of this Debenture no later than ten (10) days prior to the date the Company intends to make the prepayment (the “Prepayment Date”). Such amount must be paid in cash on the next business day following the expiration of the 10 business day notice period. Notwithstanding the Company’s notification of prepayment, the Lender may still convert any remaining balance of this Debenture pursuant to its terms until full prepayment has occurred. Upon the Prepayment Date the Company shall pay a prepayment penalty on the outstanding principal balance plus all accrued and unpaid interest thereon and any applicable fees and expenses (the “Prepayment Penalty”). Upon the Prepayment Date the Company shall pay a prepayment penalty based upon the following schedule: If prepayment is made any time while the Debenture is outstanding then 130% of the outstanding principal balance plus all accrued and unpaid interest thereon will be due (the “Prepayment”).

2.	REGISTRATION AND TRANSFER.

(a)           The Company shall maintain at its principal executive offices a register for this Debenture, in which the Company shall record the name and address of the person in whose name this Debenture has been issued and the name and address of each transferee and prior owner thereof. The Company may deem and treat the person in whose name this Debenture is so registered as the holder and owner thereof for all purposes and all notices hereunder to the registered holder may be to the address indicated on such register.

(b)           This Debenture may be transferred only by the surrendering thereof for registration of transfer duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder. The Company may condition its registration of such transfer upon (a) the opinion of counsel reasonably acceptable to the Company that the transfer of this Debenture does not violate the Act or any state securities or blue sky laws,(b) the payment to it of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer and (c) the transferee is an “Accredited Investor” as defined under the Act.

3.	COMMON STOCK CONVERSION RIGHTS AND SHARE RESERVATION RIGHTS.

(a)           The Lender has the right, at any time after six months from the date of this Debenture, subject to the requirements of Section 6(f), at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) under any convertible balance due by the Company, into fully paid and non-assessable shares of common stock of the Company as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion price is equal to the lower of: 55% of the lowest traded price during the 15 trading days prior to the election to convert or 55% of the bid price on the date of the election to convert. If conversion shares are not deliverable by DWAC then an additional 5% discount will apply to the conversion price. If the shares are ineligible for deposit into the DTC system for any reason and only eligible for “X clearing” then an additional 10% discount will apply to the conversion price. If the Company’s common stock price closes below 0.005 at any time while this Debenture is outstanding then an additional 15% discount will apply to the conversion price. However, if the Company’s common stock price at any time loses “the bid” (ex: .0001 on “the ask” with zero market makers on the bid as per level 2 quotations), then the conversion price may, in the Lender’s sole and absolute discretion, be reduced to a fixed price equal to par value. Notice of Lender’s conversion may be delivered to Borrower by method of Lender’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Lender. If no objection is delivered from Borrower to Lender regarding calculations in the conversion notice within 24 hours of delivery of the conversion notice, the Company shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such conversion notice and waived any objection thereto. The Company shall deliver the shares from any conversion to Lender (in any name directed by Lender) within 2 (two) business days of conversion notice delivery. At no time will the lender convert any amount of the Debenture into common stock that would result in the lender owning more than 4.99% of the company’s common stock outstanding.

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(b)           Insufficient Authorized Shares. If at any time while the Debenture remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debenture at least [                                                  ] shares of Common Stock (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debenture(s) then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than twenty (20) days unless a greater time is required to comply with the proxy rules under the Securities Exchange Act of 1934, as amended, after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(c)           In the event that the outstanding shares of the common stock subject to the conversion are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, re-capitalization, re-classification, stock split, stock dividend or combination of shares, the Company shall make an appropriate and equitable adjustment in the number and kind of shares as to which the conversion shall be applicable, to the end that after such event the Lender’s proportionate interest is preserved after the occurrence of such event.

(d)           If Borrower fails to deliver shares in accordance with the timeframe stated this Section; the Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Company (under Lender’s and Borrower’s expectations that any returned conversion amounts will tack back to the original date of this Debenture). In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the Principal Sum of this Debenture (under Lender’s and Borrower’s expectations that any penalty amounts will tack back to the original date of this Debenture).

4.           ADJUSTMENT FOR CAPITAL CHANGES; MERGER OR CONSOLIDATION; NON-DILUTION PROVISIONS.

(a)           If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or engages in any reclassification, exchange or substitution transaction (an “Event”), then the conversion price shall be automatically adjusted to provide the Lender with the same percentage ownership in the Stock of the Company that it would have had if the conversion had been accomplished immediately prior to the Event.

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(b)           The Company will at all times reserve and keep available out of its authorized Common Stock, for the purpose of issuance upon conversion of this Debenture as herein provided, the maximum number of shares of Common Stock as shall then be issuable upon the exercise of the conversion privileges set forth herein. The Company covenants that all shares which shall be so issuable shall, upon the conversion of this Debenture as herein provided, be duly and validly issued and fully paid and nonassessable by the Company.

5.	EVENTS OF DEFAULT.

       (a)           The following shall constitute an event of default (an “Event of Default”):

       (i) the Company shall fail to pay any principal under this Debenture when due and payable (or payable by conversion) thereunder; or

       (ii) the Company shall fail to pay any interest or any other amount under this Debenture when due and payable (or payable by conversion) thereunder; or

       (iii) a receiver, trustee or other similar official shall be appointed over the Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or

       (iv) the Company shall make a general assignment for the benefit of creditors; or

       (v) the Company shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or

       (vi) an involuntary insolvency proceeding shall be commenced or filed against the Company; or

       (vii) the Company shall lose its status as “DTC Eligible” or the Company’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or the shares of the Company no longer allow for DWAC transfer for the shares; or

       (ix) the Company shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC,

(x) the occurrence of an Authorized Share Failure for as long as this Debenture remains unpaid in whole or in part.

       (b) Upon the occurrence of an Event of Default, the Lender may declare by written notice all the then unpaid principal and interest outstanding, as well as any applicable Prepayment Penalty to be due and payable, without presentation, demand, protest or notice of dishonor, all of which the Company hereby waives. Interest accruing after an Event of Default shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

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(c)           Should the indebtedness represented by this Debenture or any part thereof be collected in any proceeding or placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Debenture, including reasonable attorneys' fees and expenses.

6. LENDER’S REPRESENTATIONS AND WARRANTIES.

The Lender represents and warrants to the Company that:

a. Investment Purpose. As of the date hereof, the Lender is purchasing the Debenture and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Debenture (the “Conversion Shares, and, collectively with the Debenture the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Lender does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Lender Status. The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Lender”).

c. Reliance on Exemptions. The Lender understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

d. Information. The Lender and its advisors, if any, have been, and for so long as the Debenture remains outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Lender or its advisors. The Lender and its advisors, if any, have been, and for so long as the Debenture remains outstanding will continue to be, afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Lender any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Lender.The Lender understands that its investment in the Securities involves a significant degree of risk. The Lender is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

e. Governmental Review. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

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f. Transfer or Re-sale. The Lender understands that (i) the sale or resale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Lender shall have delivered to the Company, at the cost of the Lender, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Lender who agrees to sell or otherwise transfer the Securities only in accordance with this Section 6(f) and who is an Accredited Lender, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Lender shall have delivered to the Company, at the cost of the Lender, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. Notwithstanding anything in this Agreement to the contrary, no sale shall be made pursuant to Rule 144 on any date that the Company is not in compliance with its requirement to file Forms 10-K or 10-Q with the SEC, regardless of whether the Securities (in whatever form) contain a restrictive legend or electronic notation.

g. Legends. The Lender understands that the Debenture and, the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Lender agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept such opinion of counsel provided by the Lender with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S it will be considered an Event of Default pursuant to Section 5 of the Debenture.

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h. Experience of Such Lender. Such Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Lender is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

7.	MISCELLANEOUS.

(a)           If the date of any payment required by this Debenture be Saturday, Sunday or a bank holiday, such payment shall be payable on the first business day following such date.

(b)           The Company hereby expressly waives presentment, demand, protest or any other notice whatsoever.

(c)           Borrower shall have the right to enter into secured or unsecured borrowings from commercial banks and comparable commercial credit institutions for the purpose of financing inventory and fixed assets, upon approval of the Board of Directors of the Company (“Permitted Borrowings”). Permitted Borrowings shall not require the prior approval of the Lender. All other borrowings by the Company shall be subject to the prior written approval of the Lender.

(d)           This Debenture shall be binding upon and shall inure to the benefit of the parties hereto, their successors, heirs and assigns.

(e)           The invalidity or partial invalidity of any provision of this Debenture shall affect only such provision or part thereof and the balance of this Debenture shall remain in effect.

(f)           It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

7.	CHOICE OF LAW & VENUE

(a)    All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a Federal or State court of competent jurisdiction in the State of New York, New York County. The parties hereby consent to personal jurisdiction and venue in New York State, New York County.

[signature page to follow]

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IN WITNESS WHEREOF, the Company has caused this Debenture to be executed, sealed and delivered on the date first above written.

Inergetics, Inc

By:	s/Michael James
Michael James, CEO

Macallan Partners LLC.

By:	s/Adam Didia
Adam Didia, Member

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